Contact:
China-Biotics, Inc.
Travis Cai, CFO
E-mail: traviscai@chn-biotics.com
Web: www.chn-biotics.com

CCG Investor Relations
Lei Huang, Account Manager
Phone: +1-646-833-3417 (New York)
E-mail: lei.huang@ccgir.com
Web: www.ccgirasia.com

Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
E-mail: crocker.coulson@ccgir.com

For Immediate Release

China-Biotics, Inc. Reports Third Quarter Fiscal 2010 Financial Results

Shanghai, China – February 10, 2010 – China-Biotics, Inc. (NASDAQ: CHBT) (“China-Biotics”, “the Company”), a leading Chinese firm specializing in the manufacture, research, development, marketing and distribution of probiotics products, today announced its financial results for the third quarter of its 2010 fiscal year, ended December 31, 2009.

Third Quarter 2010 Highlights

•	Net sales increased 47% to $23.3 million from $15.8 million a year ago

•	Gross profit rose 47% to $16.5 million from $11.2 million a year ago

•	Gross margin was 71%, unchanged from a year ago

•	Operating income increased 56% to $10.1 million, with an operating margin of 43%

•	Excluding a book gain of $2.7 million related to the revaluation of convertible notes, adjusted net income was $7.8 million

•	Earnings Per Share is $0.32 per diluted share up from $0.22 a year ago

•	Eight new bulk additive customers and opened four new retail stores

“Our robust fiscal third quarter revenue and earnings growth reflect the Company’s continued expansion of our bulk and retail customer bases,” said Mr. Jinan Song, Chairman and Chief Executive Officer of China-Biotics. “Commercial production at our Qingpu production plant is scheduled to begin by the end of February and we continue to expect to reach approximately 50% capacity utilization by the end of calendar year 2010. With rising demand from the dairy and animal feed manufacturers, and movement by the government to encourage the use of probiotics, China continues to be a very favorable environment to grow our bulk and retail probiotics business in 2010 and beyond.”

Third Quarter 2010 Results

During the third quarter of the 2010 fiscal year, net sales increased 47% to $23.3 million from $15.8 million a year ago. The increase was primarily driven by new customers in the bulk business, the opening of four new retail outlets, an adjustment of product mix, and overall higher demand across our product lines. Sales of retail products were $17.4 million, up 18% year-over-year. Sales of bulk additives were $5.9 million, representing a 429% increase compared to a year ago. Retail products and bulk additives contributed 74% and 26% to total net sales, respectively, compared to 93% and 7% contribution in the prior year quarter.

Gross profit for the quarter increased 47% to $16.5 million from $11.2 million in the same period the prior year, primarily due to an increase in overall sales volume. Gross margin was 71%, unchanged from a year ago.

Operating expenses were $6.4 million,compared to $4.7 million a year ago. As of December 31, 2009, the Company had a total of 111 retail outlets in operation compared with 107 outlets as of December 31, 2008.

Operating income increased 56% to $10.1 million from $6.5 million in the third quarter of fiscal 2009. Operating margin was 43%, compared to 41% a year ago, reflecting higher net sales and gross profit combined with lower operating expenses as a percent of sales.

Other income in the third quarter of 2010 totaled $2.7 million, most of which was a non-cash gain in the change in fair value related to the Company’s convertible notes issued in December 2007 as required by FAS133.  This compares with a $1.4 million non-cash fair value gain in the year ago period. The Company expects the gain or loss associated with change in the fair value of these convertible notes to continue to have an impact on its GAAP net income until the end of 2010.

For the quarter, net income was $10.5 million, an increase of 85% from $5.7 million in the prior year. Excluding the $2.7 million non-cash fair value gain related to the convertible notes, adjusted net income was $7.8 million, up 81% from adjusted net income of $4.3 million in the same quarter of the prior year.

Diluted earnings per share were $0.32 up 45% from $0.22 per diluted share a year ago. The calculation of diluted earnings per share for both periods assumes full conversion of the Company’s convertible notes and thus excludes the gain of $2.7 million and $1.4 million, respectively, related to the change in fair value of the notes.

Nine Month Results

Net sales for the first nine months of the 2010 fiscal year were $55.9 million, up 44% from $38.7 million in the same period the prior year. Gross profit was $39.6 million, or 71% of sales, up 45% from gross profit of $27.4 million, or 71% of sales, in the first nine months of fiscal 2009. Operating income was $24.5 million, or 44% of sales, an increase of 52% from $16.1 million, or 42% of sales, the prior year. Adjusted net income was $19.0 million for the first nine months of fiscal 2010, up 68% from $11.3 million during the same period last year.  Including a non-cash loss of $6.2 million related to change in the fair value of the convertible notes, GAAP net income for the first nine months of fiscal 2010 was $12.8 million, compared to $13.4 million in the same period of fiscal 2009.

Financial Condition

As of December 31, 2009, the Company had cash and cash equivalents of $151.1 million and working capital of $146.8 million. In the first nine months of fiscal 2010, China-Biotics generated $13.1 million in cash flow from operations.  At December 31, 2009, total stockholders’ equity was $153.3 million.

Recent Event

On January 22, 2010, China-Biotics appointed Mr. Travis Cai as Chief Financial Officer to replace Ms. Eva Yan, who served as the Interim Chief Financial Officer.  Mr. Cai brings more than 10 years of professional and corporate finance experience with public companies and investment institutions. His areas of expertise include financial management, mergers and acquisitions, investor relations, risk controls, SOX 404 compliance, and SEC reporting. Prior to joining China-Biotics, Mr. Cai served as Vice President of Finance at A-Power Energy Generation Systems Ltd. since 2009 and was Director of Finance and Assistant to President at Vimicro International Corp. from 2007 to 2009.

Upcoming Events

China-Biotics will hold its 2009 Annual Meeting of Stockholders on Friday, March 5, 2010 at the Company’s executive offices in Shanghai, China. The Company’s board of directors established Friday, January 8, 2010 as the record date for determining stockholders entitled to vote at the meeting.  Management expects to mail the definitive proxy statement to stockholders on or about Friday, January 15, 2010.

The Company will attend two investor conferences next month, the Rodman and Renshaw Annual China Investment Conference in Beijing on March 7-9, 2010, and the 22nd Annual ROTH OC Growth Stock Conference in California on March 15-17, 2010.

Business Outlook

The Company is reiterating its fiscal year 2010 revenue growth guidance of at least 50% and expects overall gross margin to remain approximately 70%.

“We will continue to seek a balance between current production capacity and sales to new customers until our new facility begins commercial production. We look forward to the continued expansion of our retail distribution network and outlets,” Mr. Song said. “Once the Qingpu facility comes online, we will have the capacity to accommodate new orders as scheduled, which will begin contributing to our financial results in the fourth quarter of fiscal 2010.”

Conference Call

The company will host a conference call at 7:00 p.m. ET on, Wednesday, February 10, 2010, to discuss its financial results for the third quarter ended December 31, 2009.

To participate in the event by telephone, please dial 1-877-485-3104 five to 10 minutes prior to the start time (to allow time for registration) and reference pass code 344080. International callers should dial +1-201-689-8579 and use the same conference ID. The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s Web site, www.chn-biotics.com. To listen to the call on the website, please visit the site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to participate during the live webcast, it will be archived using the same link for 90 days. A digital replay of the call will also be available on Wednesday, February 10, at approximately 9:00 p.m. ET through Wednesday, February 17, at midnight ET. Dial 1-877-660-6853 and enter the conference ID number 344080. International callers should dial +1-201-612-7415 and enter the same conference ID number.

Use of Adjusted Financial Information

GAAP results for the three and nine month periods ended December 31, 2009 and 2008 include non-cash gains and losses related to the change in fair value of the Company's convertible notes. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release, which are adjusted net income and adjusted diluted earnings per share. The Company's management believes that these adjusted measures provide investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of adjustments to GAAP results appears in the tables accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

About China-Biotics, Inc.

China-Biotics, Inc., a leading manufacturer of biotechnology products and supplements, engages in the research, development, marketing and distribution of probiotics dietary supplements. Through its wholly owned subsidiary, Shanghai Shining Biotechnology Co., Ltd., the Company has operations in Shanghai. Its proprietary product portfolio contains live microbial nutritional supplements under the “Shining” brand. Currently, the products are sold OTC through large distributors to pharmacies and supermarkets in Shanghai, Jiangsu, and Zhejiang. Currently, China-Biotics is strategically expanding its production capacity of probiotics to meet growing demand in the bulk additive market.  For more information, please visit http://www.chn-biotics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The information in this release contains forward-looking statements which involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, which may be identified by terminology such as “may,” “should,” “will,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “forecast,” “project,” or “continue,” the negative of such terms or other comparable terminology. Readers should not rely on forward-looking statements as predictions of future events or results. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks described in “Item 1A. Risk Factors” beginning on page 15 and elsewhere in the Company’s 2009 Annual Report on Form 10-K. These factors may cause the Company’s actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for the Company to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. The Company disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this document, except as required by applicable law.

 - FINANCIAL TABLES FOLLOW -

CHINA-BIOTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts expressed in US Dollars)

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
Net sales	$23,294,321	$15,810,111	$55,855,442	$38,676,017
Cost of sales	(6,780,161)	(4,583,371)	(16,259,457)	(11,304,893)
Gross profit	$16,514,160	$11,226,740	$39,595,985	$27,371,124
Operating expenses:
Selling expenses	$(4,140,738)	$(3,330,668)	$(9,221,564)	$(8,514,090)
General and administrative expenses	(2,260,344)	(1,353,561)	(5,932,227)	(4,218,494)
Other income	3,179	-	72,110	1,492,361
Other expense	-	(42,719)	-	(42,719)
Total operating expenses	$(6,397,903)	$(4,726,948)	$(15,081,681)	$(11,282,942)
Income from operations	$10,116,257	$6,499,792	$24,514,304	$16,088,182
Other income and expenses:
Changes in the fair value of embedded derivatives	$2,668,000	$1,408,000	$(6,248,000)	$2,073,000
Interest income	74,438	60,442	214,307	1,923,430

Total other income / (expense)	$2,742,438	$1,468,442	$(6,033,693)	$2,286,490
Income before taxes	$12,858,695	$7,968,235	$18,480,611	$18,374,673
Provision for income taxes	(2,379,613)	(2,299,348)	(5,716,846)	(4,996,916)
Net income	$10,479,082	$5,668,887	$12,763,765	$13,377,757

Earnings per share:
Basic	$0.48	$0.33	$0.68	$0.78
Diluted	$0.32	$0.22	$0.68 [1]	$0.59

Weighted average shares outstanding
Basic	21,978,242	17,080,000	18,706,788	17,080,000
Diluted	24,061,575	19,163,333	18,706,788 [1]	19,163,333

1.
The calculation of diluted earnings per share for the nine months ended 12/31/09 excludes the potential common stock of 2,083,000 shares related to the Company’s convertible notes as the inclusion would be antidilutive.

CHINA-BIOTICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US Dollars)

	December 31, 2009	March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$151,078,604	$70,824,041
Accounts receivable	22,779,039	14,428,382
Other receivables	766,385	6,493
Inventories	1,204,149	563,853
Amount due from a director	2,374,172	-
Prepayment	5,169,721	1,547,582
Total current assets	$183,372,070	$87,370,351
Property, plant and equipment and land use right	39,021,467	33,079,839
Deferred tax assets	298,833	354,157
Total assets	$222,692,370	$120,804,347
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,004,849	$2,909,898
Tax payables	29,006,801	25,528,447
Other payables and accruals	1,555,535	1,517,753
Amount due to a director	-	2,380,007
Total current liabilities	$36,567,185	$32,336,105
Non-current liabilities
Convertible note, net of discount of $3,704,118 and $6,000,054 as of December 31, 2009 and March 31, 2009 respectively	$21,295,882	$18,999,946
Embedded derivatives	8,908,000	2,660,000
Interest payable	2,660,533	1,411,942
Total non-current liabilities	$32,864,415	$23,071,888
Commitments and contingencies
Stockholders’ equity:
Common stock (par value of $0.0001, 100,000,000 shares authorized, 41,461,004 shares issued and 17,080,000 outstanding as of March 31, 2009 and 46,751,004 shares issued and 22,370,000 outstanding as of December 31, 2009)	$4,675	$4,146
Additional paid-in capital	82,769,074	7,863,031
Retained earnings	62,557,798	49,794,033
Treasury stock at cost (24,381,004 shares)	(2,438)	(2,438)
Accumulated other comprehensive income	4,905,867	4,711,788
Capital and statutory reserves	3,025,794	3,025,794
Total stockholders’ equity	$153,260,770	$65,396,354
Total liabilities and stockholders’ equity	$222,692,370	$120,804,347

CHINA-BIOTICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Amounts expressed in US Dollars)

	Nine months ended December 31,
	2009	2008
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$12,763,702	$13,377,757
Adjustment for:
Changes in the fair value of embedded derivatives	6,248,000	(2,073,000)
Loss on disposal of plant and equipment	-	30,022
Change in deferred tax	55,849	500,000
Depreciation	1,423,239	1,298,953
(Increase) in accounts receivable	(8,298,996)	(792,146)
Decrease in others receivable	267,246	214,989
(Increase) in inventories	(630,946)	(841,095)
(Increase)/Decrease in prepayments	(4,489,544)	1,080
Increase in accounts payable	3,069,677	1,926,337
Increase/(Decrease) in other payables and accruals	(716,386)	957,512
Increase in tax payables	3,430,453	2,486,572
NET CASH PROVIDED BY OPERATING ACTIVITIES	$13,122,357	$17,086,981
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of fixed assets	$(3,183,483)	$(15,953,064)
NET CASH USED IN INVESTING ACTIVITIES	$(3,183,483)	$(15,953,064)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash advance to a director	3,113,900	-
Repayment on advance from a director	(7,908,948)	-
Proceed from issuance of share capital	74,906,572	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$70,111,524	$-
Effect of exchange rate changes on cash	204,165	979,753
NET INCREASE IN CASH AND CASH EQUIVALENTS BALANCES	$80,254,563	$2,113,670
CASH AND CASH EQUIVALENTS BALANCES AT BEGINNING OF PERIOD	70,824,041	64,310,448
CASH AND CASH EQUIVALENTS BALANCES AT END OF PERIOD	$151,078,604	$66,424,118

Supplemental disclosure cash flow information:
Interest paid	1,005,859	808,219
Income tax paid	3,539,063	2,010,345

CHINA-BIOTICS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED FINANCIAL DATA

	Three Months Ended December 31,
	2010	2009
Adjusted Net Income	Net Income	Net Income
Adjusted Amount	$7,811,082	$4,260,887
Adjustments
Non-cash gains from change in fair value of convertible bonds	2,668,000	1,408,000
Amount per consolidated statement of operations	10,479,082	5,668,887

	Nine Months Ended December 31,
	2010	2009
Adjusted Net Income	Net Income	Net Income
Adjusted Amount	$19,011,765	$11,304,757
Adjustments
Non-cash gains from change in fair value of convertible bonds	(6,248,000)	2,073,000
Amount per consolidated statement of operations	12,763,765	13,377,757

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